Exhibit 10.1

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (this “Agreement”) is made the 28th day of February, 2006 (the “Execution Date” and “Effective Date”) by and between Hartman REIT Operating Partnership II, L.P., a Texas limited partnership, with an address at c/o Hartman Management, L.P., 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77057 (hereinafter referred to as “Borrower” or “Maker”) and Wells Fargo Bank, N.A. (f/k/a Wells Fargo Bank Minnesota, National Association) as Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-FL1 with an office at c/o GMAC Commercial Mortgage Corporation, 200 Witmer Road, Horsham, PA 19044 (hereinafter referred to as “Lender” or “Mortgagee”).

RECITALS

A.    Borrower is the owner in fee simple of certain parcels of land and improvements thereon located in Houston, Texas (the “Premises”), which Premises are more particularly described in that certain Deed of Trust and Security Agreement dated December 20, 2002 (the “Deed of Trust”) between Borrower and GMAC Commercial Mortgage Corporation (the “Original Lender”).

B.    On December 20, 2002 (the “Closing Date”), Borrower executed and delivered to Original Lender, inter alia, a Promissory Note (the “Note”) evidencing a loan in the principal amount of Thirty Four Million Four Hundred Forty Thousand Dollars ($34,440,000.00) (the “Loan”), repayment of which is secured, inter alia, by the Deed of Trust and an Assignment of Leases of Rents dated December 20, 2002 from Borrower to Original Lender (the “Assignment”) (the Note, Deed of Trust, Assignment and the other documents described in or accompanying the Note, as amended from time to time, being hereinafter collectively referred to as the “Loan Documents”).

C.    Original Lender assigned all of its interest in the Loan Documents to Lender.

D.    Borrower submitted to Lender an Extension Notice (as defined in the Note) to extend the Initial Term (as defined in the Note) and the corresponding Maturity Date (as defined in the Note) for one (1) additional period of two years.

E.    Lender has agreed to extend the Maturity Date subject to satisfaction of the conditions set forth in the Note and this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and undertakings herein contained, the parties hereto, intending to be legally bound, covenant and agree as follows:

1.    Borrower covenants and confirms that all of the above outlined Recitals set forth in this Agreement are true, correct and complete in every respect and are incorporated herein and made a part hereof. Borrower acknowledges that Lender in entering into this Agreement is relying on such covenants and confirmations.

2.    The Maturity Date on which the entire principal balance as well as any accrued and unpaid interest and any other sums required to be paid thereunder shall be due and payable is extended from January 1, 2006 to January 1, 2008.

3.    The outstanding balance of the Loan as of January 25, 2006 is $34,440,000.00 in principal plus all unpaid and accrued interest. Borrower acknowledges and agrees that the unfunded balance of the Loan will not be funded by Lender, and Borrower is not entitled to any additional advances of the Loan.

4.    Borrower shall continue to make monthly payments of interest only on the first (1st) day of each month pursuant to the terms of the Note.

5.    As an inducement to Lender to enter into this Agreement, Borrower represents, warrants, covenants and agrees as follows:

(a)    Borrower has full power, authority and legal right to own its properties and assets and to conduct its business as currently conducted.

(b)    Borrower has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of, this Agreement and any document executed pursuant to or in connection with this Agreement and to carry out the transactions contemplated hereby.

(c)    This Agreement constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

(d)    The execution and delivery of this Agreement, and any documents executed pursuant to this Agreement, and compliance with their respective terms as contemplated herein, will not result in a breach of any of the terms or conditions of, or result in the imposition of any lien, charge or encumbrance upon any property of Borrower pursuant to, or constitute a default (with due notice or lapse of time or both) or result in an occurrence of any event for which any holder or holders of indebtedness for money borrowed may declare the same due and payable under any indenture, agreement, order, judgment or instrument to which Borrower is a party or by which Borrower or its property may be bound or affected, and will not violate any provision of applicable law.

(e)    Borrower has good and marketable title to the Premises and the Premises is not subject to any lien, claim or interest (including any encumbrance, security interest or mechanic’s or materialmen’s lien), except for those: (i) in favor of Lender; and (ii) which existed of record on the Closing Date and were approved by Lender.

(f)    There is no litigation pending or to the best of Borrower’s knowledge threatened against Borrower which could in any way adversely affect title to the Premises or any part thereof or otherwise result in a material adverse change in the financial condition of Borrower or any guarantor of the Loan.

(g)    All of the representations and warranties of Borrower under the Loan Documents are hereby restated and reaffirmed as true and correct by Borrower as of the date thereof and hereof and are incorporated herein in their entirety by this reference.

(h)    Borrower is aware that each of the representations and warranties of Borrower contained in this Agreement is material to Lender in entering into this Agreement.

6.    Borrower covenants and confirms that, except as specifically modified by this Agreement, all of the terms and conditions of the Loan Documents shall be unmodified and remain in full force and effect. This Agreement shall not be construed as a novation of the Note or the other Loan Documents. This Agreement shall not prejudice any present or future rights, remedies, benefits or powers belonging or accruing to Lender under the terms of the Loan Documents as amended by this Agreement.

7.    This Agreement shall in no way adversely affect or impair the lien priority of the Deed of Trust or the other Loan Documents. If this Agreement or any part hereof, or any instrument executed in connection herewith, shall be construed or shall operate to affect the lien priority of the Deed of Trust or the other Loan Documents, then to the extent third persons acquiring an interest or lien upon the Premises between the time of recording of the Deed of Trust or other Loan Documents and the execution of this Agreement are prejudiced thereby, this Agreement shall be void and of no further force and effect. Notwithstanding the foregoing, the parties hereto, as between themselves, shall be bound by all of the terms and conditions of this Agreement until all indebtedness owing from Borrower to Lender has been paid.

8.    As a condition precedent to the effectiveness of this Agreement, on or before the Execution Date, Borrower shall deposit with Lender the sum of $385,000.00 (the “Additional Roof Deposit”) to be held and disbursed by Lender pursuant to the terms and conditions of that certain Replacement Reserve Agreement between Borrower and Lender.

9.    This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

10.    Each and every one of the terms and provisions of this Agreement shall be binding upon Borrower, its successors and assigns and shall inure to the benefit of Lender, its successors and assigns.

11.    No failure to exercise, and no delay in exercising, any right, power or remedy under this Agreement or under any document delivered by Borrower pursuant hereto or heretofore pursuant to the transactions contemplated hereby shall impair any right, power or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach or default under this Agreement or any document delivered pursuant to this Agreement or the transactions contemplated hereby, nor shall any waiver of any breach or default of Borrower be deemed a waiver of any default or breach subsequently occurring.

12.    If any one or more of the provisions contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.    Borrower shall be responsible for the payment of all costs and expenses related to the modification and/or amendment of the Loan Documents set forth in this Agreement.

14.    This Agreement and the Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement supersedes all previous negotiations and discussions between the parties, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary the terms hereof. In the event of any inconsistencies between the provisions of this Agreement and the Loan Documents, the provisions of this Agreement shall control.

15.    Unless the context otherwise specifies or requires, all of the terms used in this Agreement shall be applicable equally to the singular and plural forms of such terms and to all genders.

16.    This Agreement may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement.

17.    All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Loan Documents.

[Intentionally Blank; Signature on Next Page]

WITNESS the due execution hereof as a document under seal, with the intent to be legally bound hereby.

HARTMAN REIT OPERATING
PARTNERSHIP II, L.P., a Texas limited partnership

By: Hartman REIT Operating Partnership II GP, LLC, a Delaware limited liability company

By: /s/ Allen R. Hartman
Name: Allen R. Hartman
Title: President

Wells Fargo Bank, N.A. (f/k/a Wells Fargo
Bank Minnesota, National Association) as
Trustee for the Registered Holders of
GMAC Commercial Mortgage Securities,
Inc., Mortgage Pass-Through Certificates,
Series 2003-FL1

By: GMAC Commercial
Mortgage Corporation, its
Master Servicer

By: /s/ Jillian M. Brittin
Name: Jillian M. Brittin
Title: Vice President